EXHIBIT (j)
                                   ===========

                                                                 Exhibit 11




                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-31359 of Intrinsic Value Fund (a series of New Providence Investment Trust) of our report dated June 12, 1998, relating to New Providence Capital Growth Fund incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the caption "Independent Auditors" in such Registration Statement.


/s/ Deloitte & Touche LLP


Pittsburgh, Pennsylvania
October 21, 1998